SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 5, 2004

                               AMH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                    000-24956
                            (Commission File Number)

                                   75-1872487
                     (I.R.S. Employer Identification Number)

                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
              (Address and zip code of principal executive offices)

                                 (330) 929-1811
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01--Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 5, 2004, AMH Holdings, Inc. ("AMH"), Harvest Partners, Inc. ("Harvest Partners") and certain other stockholders of AMH entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), with certain affiliates of Investcorp S.A. ("Investcorp"), namely AM Holding Limited, AM Equity Limited, AM Investments Limited, Associated Equity Limited and Associated Investments Limited (such Investcorp affiliates, the "New Investors"), pursuant to which the New Investors will pay $150.0 million in cash to acquire a total of 500,000 shares of voting convertible preferred stock of AMH (the "Voting Preferred Stock") and 1,614,019 shares of non-voting convertible preferred stock of AMH (the "Non-Voting Preferred Stock" and collectively with the Voting Preferred Stock, the "Convertible Preferred Stock"). The Voting Preferred Stock represents 50% of the outstanding shares of all voting stock of AMH and the Convertible Preferred Stock represents 50% of the outstanding shares of all stock of AMH, in each case on a fully diluted basis. Each share of Voting Preferred Stock is convertible at any time into fully-paid and non-assessable shares of the voting common stock of AMH, and each share of Non-Voting Preferred Stock is convertible at any time into fully paid and non-assessable shares of non-voting common stock of AMH, in each case at a specified conversion rate, which shall initially be 1:1. The Convertible Preferred Stock will be automatically converted into common stock of AMH upon the occurrence of a qualified initial public offering.

The sale of the Convertible Preferred Stock pursuant to the Stock Purchase Agreement, together with certain other transactions contemplated by the Stock Purchase Agreement (the "Transactions"), is expected to be consummated by the end of December 2004 following the obtaining of related financing, including the amendment and restatement of the existing Amended and Restated Credit Agreement, dated as of August 29, 2003, as further amended by the First Amendment thereto dated as of March 18, 2004, among AMI and Gentek Building Products Limited, as borrowers, AMH, as guarantor, and UBS Warburg, LLC and Credit Suisse First Boston Corporation, as joint lead arrangers (the "Existing Credit Agreement" and as will be amended and restated, the "Amended and Restated Credit Agreement") and the satisfaction or waiver of customary closing conditions. The Amended and Restated Credit Agreement will consist of a $175.0 million senior secured term loan facility (of which $42.0 million will be in addition to the amount of term loans currently outstanding thereunder) and a $70.0 million senior secured revolving credit facility.

AMH is a holding company which conducts all of its business through its indirect wholly-owned subsidiary, Associated Materials Incorporated ("AMI" and, together with AMH and its subsidiaries, the "Company"). In connection with the Transaction, the shareholders of AMH created AMH Holdings II, Inc., a Delaware corporation ("Holdings II"). Holdings II will not have any material assets or operations other than its 100% ownership of the capital stock of AMH. In connection with the Transaction, the shareholders of AMH (including the New Investors) will enter into a Restructuring Agreement, pursuant to

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which such Shareholders will contribute all of the shares of capital stock of
AMH to Holdings II, in exchange for capital stock of Holdings II having equivalent rights, preferences and privileges. As a result of this exchange, all of the former stockholders of AMH will become stockholders of Holdings II, and Holdings II will be the sole stockholder of AMH. AMH will continue to be the sole stockholder of Associated Materials Holdings Inc. ("AMHI") and AMHI will continue to be the sole stockholder of AMI.

As provided in the Stock Purchase Agreement, the estimated total amount of consideration necessary to consummate the Transaction will be approximately $308.4 million, consisting of (i) $150.0 million from the New Investors to acquire shares of Convertible Preferred Stock from the existing AMH stockholders; and (ii) (a) approximately $38.0 million of available cash from AMI; (b) $ 75.0 million in senior notes to be issued by Holdings II; (c) approximately $ 42.0 million in additional term loan borrowings under the Amended and Restated Credit Agreement; and (d) approximately $3.4 million from the exercise of stock options by management stockholders, which amounts will be used to pay (x) a dividend of approximately $96.4 million on shares of Holdings II common stock to all holders of common stock of Holdings II; (y) a management bonus of $22.0 million to certain members of the Company's senior management; and (z) $40.0 million in fees and expenses, including among other items, $4.875 million in fees to Harvest Partners, and $15.0 million in fees to Investcorp. Certain payments will be made at a future date.

In connection with the Transaction, the stockholders of Holdings II will enter into a stockholders agreement which will govern certain relationships among, and contains certain rights and obligations of, such stockholders (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, Harvest Partners will have the right to designate three members of a seven member board of directors of Holdings II and Investcorp will have the right to designate three of the seven members of the board of directors of Holdings II. An additional board seat will be occupied by the chief executive officer of AMI, who is currently Michael Caporale, Jr. The boards of directors of AMH, AMHI and AMI will have the same composition. Each of Harvest Partners and collectively, the New Investors, will have a 50% voting interest in Holdings II. In addition, 10% of the non-voting common stock will be reserved for issuance under or Holdings II stock option plan to be executed in connection with this Transaction. The Stockholders Agreement will terminate and supercede the existing Amended and Restated Stockholders Agreement, dated March 4, 2004, by and among AMH and the existing stockholders of AMH.

A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

A copy of the Form of the Form of Amended and Restated Certificate of Incorporation of AMH Holdings, Inc. is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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

A copy of the Form of Amended and Restated Certificate of Incorporation of AMH Holdings II, Inc. is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Form of Restructuring Agreement is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Restructuring Agreement is qualified in its entirety by reference to the full text of the Restructuring Agreement.

A copy of the Form of Stockholders Agreement is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Form of Stockholders Agreement.

On December 6, 2004, the Company issued a press release announcing that it had entered into the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 3.02--Unregistered Sale of Equity Securities.

The Convertible Preferred Stock will be sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The information under the caption "Stock Purchase Agreement" under Item 1.01 of this report is incorporated herein by reference.

Item 8.01--Other Events.

The information under the caption "Stock Purchase Agreement" under Item 1.01 of this report is incorporated herein by reference.

Item 9.01--Financial Statements and Exhibits.

          (c)  Exhibits

               Exhibit 2.1 Stock Purchase Agreement, dated as of December 5, 2004, by and between AMH Holdings, Inc. and the other parties signatory thereto.

               Exhibit 99.1 Form of Amended and Restated Certificate of Incorporation of AMH Holdings, Inc.

               Exhibit 99.2 Form of Amended and Restated Certificate of Incorporation of AMH Holdings II, Inc.

               Exhibit 99.3 Form of Restructuring Agreement by and among AMH Holdings, Inc. and the other parties signatory thereto.

               Exhibit 99.4 Form of Stockholders Agreement by and among the stockholders of AMH Holdings II, Inc.

               Exhibit 99.5   Press Release issued December 6, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ASSOCIATED MATERIALS INCORPORATED

                                        By: /s/ D. Keith LaVanway
                                           -------------------------------------
                                           Name:  D. Keith LaVanway
                                           Title: Vice President, Chief
                                                  Financial Officer, Treasurer
                                                  and Secretary

Dated: December 6, 2004

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